STICKER SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To the prospectus supplement dated July 1, 2010)	Registration No. 333-167165
(To the prospectus dated May 27, 2010)

6,401,667 Shares of Common Stock and
Warrants to Purchase 3,200,833 Shares of Common Stock

The purpose of this sticker supplement is to note that the number of shares of our common stock we are offering to investors is 6,401,667 and the number of warrants to purchase shares of our common stock (and the number of shares of common stock issuable from time to time upon exercise of those warrants) we are offering to investors is 3,200,833. The information included in this sticker supplement should be read in conjunction with the prospectus supplement, dated July 1, 2010, which provides specific details regarding the offering and which we are supplementing with the information contained in this sticker supplement, and the base prospectus dated May 27, 2010, included in the registration statement on Form S-3 (No. 333-167165).

As a result of this change to the prospectus supplement, (i) the references to “6,250,000” shares and warrants to purchase “3,125,000” shares are replaced with “6,401,667” shares and warrants to purchase “3,200,833” shares, respectively, on the cover page, page S-4, page S-13 and the back cover of the prospectus supplement; (ii) the references to “375,000” warrants are replaced with “384,100” warrants on the cover page, page S-4 and page S-16 of the prospectus supplement; (iii) the reference to “$7,000,000” of net proceeds is replaced with “$7,171,080” of net proceeds on page S-11 of the prospectus supplement; (iv) the reference to maximum commissions of “450,000” is replaced with maximum commissions of “$460,920” on page S-17 of the prospectus supplement; and (v) the chart on the cover page of the prospectus supplement is replaced with the following:

	Per Unit	Total
Public offering price	$1.200	$7,682,000
Placement agent fees (maximum)(1)	$0.072	$460,920
Proceeds, before expenses, to WaferGen Bio-systems, Inc. (2)	$1.128	$7,221,080

THIS STICKER SUPPLEMENT IS PART OF THE PROSPECTUS SUPPLEMENT AND SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS.

This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-5 of the prospectus supplement and page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this sticker supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC

Gilford Securities Incorporated

The date of this sticker supplement is July 2, 2010

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To the prospectus dated May 27, 2010)	Registration No. 333-167165

6,250,000 Shares of Common Stock and
Warrants to Purchase 3,125,000 Shares of Common Stock

We are offering 6,250,000 shares of our common stock and warrants to purchase 3,125,000 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of those warrants) to investors pursuant to this prospectus supplement and the accompanying prospectus.  Purchasers will receive warrants to purchase 0.50 shares of common stock at an exercise price of $1.55 per whole share for each share of common stock they purchase in this offering.  The shares of common stock and warrants will be purchased at the negotiated price of $1.20 per unit.  Units will not be issued or certificated.  The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is traded on the OTC Bulletin Board under the symbol “WGBS.OB.”  On June 30, 2010, the last reported sale price of our common stock was $1.37 per share.  As of June 30, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $51.7 million based on 33,962,394 shares of outstanding common stock, of which approximately 21.8 million shares were held by non-affiliates, and a price of $1.37 per share, which was the last reported sale price of our common stock on June 30, 2010.

This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus.

We have retained Rodman & Renshaw, LLC as our lead placement agent and Gilford Securities Incorporated as our sub-placement agent to use their reasonable best efforts to sell the securities offered by this prospectus supplement.  As set forth below, we have agreed to pay the placement agents a cash fee of 6% of the gross proceeds from the sale of the units in this offering, except units sold to certain investors.   In addition, we have agreed to issue the placement agents or their designees warrants to purchase a number of shares of our common stock equal to 6% of the number of units sold in this offering, except units sold to certain investors, with such warrants having an exercise price of $1.50 per share.

	Per Unit	Total
Public offering price	$1.200	$7,500,000
Placement agent fees (maximum)(1)	$0.072	$450,000
Proceeds, before expenses, to WaferGen Bio-systems, Inc. (2)	$1.128	$7,050,000

(1)         Assumes all of the units offered hereby are sold and that the placement agents receive fees for all of the units sold.  Does not include warrants to purchase up to 375,000 shares of our common stock at an exercise price of $1.50 per share and to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” in this prospectus supplement.

(2)          The proceeds shown exclude proceeds that we may receive upon exercise of the warrants.

Delivery of the units is expected to be made on or about July 7, 2010, against payment for such units to be received by us on the same date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC

Gilford Securities Incorporated

The date of this prospectus supplement is July 1, 2010

TABLE OF CONTENTS

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus or that any document that we incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing this information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding the offering. The second part is the base prospectus dated May 27, 2010, included in the registration statement on Form S-3 (No. 333-167165) which we are supplementing with the information contained in this supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering.

You should also read and consider the information in the documents that we have referred you to in “Where You Can Find More Information” on page S-19 of this prospectus supplement and the information described under “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement before investing in our securities. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Securities and Exchange Commission, or SEC, will automatically update and supersede this information.

If information in this prospectus supplement is inconsistent with the base prospectus, you should rely on this prospectus supplement. We have not authorized anyone to provide information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering to sell units only in jurisdictions where offers and sales are permitted. The information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our units.

When used in this prospectus supplement, the terms “WBSI,” the “Company,” “we,” “our” and “us” refer to WaferGen Bio-systems, Inc., a Nevada corporation, and its wholly owned subsidiary, Wafergen, Inc., a Delaware corporation, taken as a whole, and also refer to the operations of Wafergen, Inc. prior to the May 31, 2007 merger, discussed below, which resulted in Wafergen, Inc. becoming a wholly owned subsidiary of ours. Hereinafter, Wafergen, Inc. is sometimes referred to as “WaferGen.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

About WaferGen Bio-systems, Inc.

Our Company

WaferGen was incorporated in Delaware on October 22, 2002. Our headquarters are located in Silicon Valley in Fremont, California. We also have a subsidiary in Kulim Hi-Tech Park, Kedah, Malaysia. Since beginning operations in 2003, we have been engaged in the development, manufacture and marketing of laboratory analytical instruments for cell biology, and later started the development of analytical instrumentation for gene expression and genotyping research for the life sciences and pharmaceutical drug discovery industries. On May 31, 2007, WaferGen merged with a subsidiary of WBSI and became a wholly-owned subsidiary of WBSI, incorporated in Nevada, which is continuing the business of WaferGen as a publicly traded company.

Our products are aimed at professionals who perform genetic analysis, primarily at pharmaceutical and biotech companies, academic and private research centers and diagnostics companies involved in biomarker (gene expression profiling) and genotyping research. Pharmaceutical and biotech companies spent approximately $65.2 billion in 2008 on research and development for new drug discovery, according to a combined analysis conducted by Burrill & Company. We believe that many of these efforts seek new therapeutic drugs, and that much of this spending will be directed at developments at the molecular level for understanding the expression of specific segments of DNA1 (or genes). Through our SmartChip Real-Time PCR System (“SmartChip System”) we are aiding professionals in re-defining performance standards with significant time and cost savings in the fields of personalized medicine and pharmacogenomics (the study of how genes affect the way individuals respond to drugs).

We are primarily focused on developing a gene expression and genotyping product, the WaferGen SmartChip Real-Time PCR System (“SmartChip System”). We have completed development of our first generation SmartChip 5K System, which is an innovative real-time polymerase chain reaction (“real-time PCR”)2 tool to allow scientists to study thousands of genes simultaneously based on gene specific pathways, potentially leading to discovery of clinically relevant disease signatures. Prior to commercialization of our SmartChip System, we are offering a service for gene-expression profiling using the SmartChip System in-house.

1	DNA: (Deoxyribonucleic acid) - A polymeric molecule consisting of deoxyribonucleotide building blocks that in a double-stranded, double helical form is the genetic material of most organisms.

2
Polymerase Chain Reaction (PCR) - PCR is an enzymatic process to increase the number of copies of DNA for easier detection. Real-time PCR chemistries allow for detection of the reaction in the early phase rather than the late phase of the reaction. The polymerase enzyme “reads” an intact DNA strand as a template and uses it to synthesize a new strand, which sets in motion a chain reaction in which the DNA template is exponentially amplified, generating millions or more copies of the DNA piece. Real-time PCR simultaneously amplifies and quantifies (as an absolute number of copies or relative amount) a targeted DNA molecule in real time after each amplification cycle.

Gene expression is fundamental in understanding many disease processes and hence, drug efficacy. For example, in the field of oncology (cancer treatment), greater understanding of gene expression by certain types of cancerous cells has led to the discovery of specific disease biomarkers that allow clinicians more accurate diagnosis, prognosis and treatment options for their patients. Examples of drugs developed by others specifically targeting biomarkers include Herceptin, used in the treatment of breast cancer, and Gleevac, used in the treatment of chronic myelogenous leukemia. Researchers are targeting at the molecular level and are focusing attention and research budgets on research tools that help them to develop therapies for other highly prevalent disease states, including heart and lung disease, arthritis, and diabetes.

We believe that an era is dawning of personalized treatment based on genetic analysis that will initially provide options for patients with certain malignancies and will expand to other diseases. The SmartChip System’s high density, rapid cycling configuration is expected to provide throughput levels that are expected to deliver clinical research solutions at a fraction of the time and cost currently possible with existing competing systems. The SmartChip System also will be used for genotyping.

In late 2009 we launched a new, innovative service for gene-expression profiling of thousands of genes using the SmartChip System. By taking advantage of the SmartChip System, we offer universities, pharmaceutical, biotech and diagnostic companies a service that utilizes pathway-specific gene panels to discover and validate new biomarkers.

We began shipping our SmartChip System to selected early access customers in the first half of 2010, and are working towards a system ready for general commercial availability in the second half of 2010. We expect to incur significant expenses completing the development and commercialization of the SmartChip product line.

WaferGen intends to employ a business model that generates revenue from both the sale of instruments (i.e. the SmartChip System) and a recurring revenue stream from the sale of consumables (i.e. the SmartChip), similar to the “razor and razor blade” business model. In addition, by offering our service for gene-expression profiling of thousands of genes using the SmartChip System in-house, we are giving potential customers early access to the product and are generating a short-term revenue stream prior to completion of commercialization of the SmartChip product line.

We have also been producing and selling our SmartSlide™ Micro-incubation System (“SmartSlide™ System”). The SmartSlide™ System provides a controlled environment and physiological conditions for time lapse imaging studies, allowing researchers to characterize, differentiate, and proliferate various cells, as well as providing optimal growth conditions for cells that are difficult to grow, such as stem and primary cells. We introduced our SmartSlide™ System through the early access program during 2006 and made our first sales during October 2006. We generated $379,373 of revenue from sales of SmartSlide™ products in 2009, and $621,866 in 2008.

Corporate Information

We were incorporated under the laws of the State of Nevada on August 4, 2005 under the name Scuttlebutt Yachts, Inc. We changed our name to La Burbuja Cafe, Inc. on June 20, 2006 and to WaferGen Bio-systems, Inc. on January 31, 2007 in anticipation of the Merger with WaferGen. Our principal executive offices are located at 7400 Paseo Padre Parkway, Fremont, California 94555. The telephone number at our principal executive offices is (510) 651-4450. Our website address is www.wafergen.com. Information contained on our website is not deemed part of this prospectus, other than our Code of Business Conduct and Ethics, which is incorporated by reference.

The Offering

Common stock offered by us	6,250,000 shares

Common stock to be outstanding after this offering	39,819,399 shares

Warrants offered by us
Warrants to purchase up to 3,125,000 shares of our common stock (excluding warrants to purchase up to 375,000 shares of our common stock to be issued to the placement agents or their designees upon the completion of this offering), each of which has an exercise price of $1.55 per share and is exercisable immediately for a period of five years. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants issued to the purchasers in the offering. There is currently no market for the warrants and none is expected to develop after this offering.

Use of proceeds
We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes. Please see the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement.

OTC Bulletin Board symbol	“WGBS.OB”

Risk factors	This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement.

The number of shares of our common stock to be outstanding immediately after this offering is based on 33,962,394 shares of our common stock outstanding as of June 30, 2010, and assumes the sale of all units offered.  Unless we specifically state otherwise, the share information in this prospectus supplement does not include:

•
3,125,000 shares of our common stock issuable upon the exercise of warrants to be issued to purchasers in this offering and an additional 375,000 shares of our common stock issuable upon the exercise of warrants to be issued to the placement agents or their designees in this offering;

•
6,773,631 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $2.14 per share, including 349,422 warrants issuable to existing warrant holders in connection with this offering as a result of anti-dilution provisions;

•	4,770,559 shares of our common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.49 per share; and

•	504,750 shares of our common stock available for future issuance under our 2008 Stock Incentive Plan, as amended.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition, operating results and prospects can be impacted by a number of factors, any one of which could cause our actual results to differ materially from recent results or from our anticipated future results. As a result, the trading price of our common stock and the value of the warrants offered hereby could decline, and you could lose part or all of your investment. You should carefully consider the risks described below with all of the other information included in this prospectus supplement, our annual report on Form 10-K for the fiscal year ended December 31, 2009, our subsequent quarterly report on Form 10-Q for the period ended March 31, 2009 and our other filings with the SEC. Failure to satisfactorily achieve any of our objectives or avoid any of the risks below would likely have a material adverse effect on our business, operating results and financial condition and could cause the trading price of our common stock to decrease.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including, without limitation, for research and development in connection with our SmartChip System, for marketing and sales, and for working capital.  Because we have not allocated specific amounts of the net proceeds from this offering for any specific purposes, our management will have significant flexibility in applying the net proceeds of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will pay a higher price than the book value of our stock.

If you purchase securities in this offering, you will incur an immediate and substantial dilution in net tangible book value, after giving effect to the sale by us of the shares of common stock offered in this offering.

Stockholders should not anticipate receiving cash dividends on our stock.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The issuance of the shares pursuant to this offering may depress the market value of our common stock.

A significant number of shares of common stock may be sold in the market following this offering, which may depress the market price of our common stock.  Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common and sellers remain willing to sell the shares.  All of the shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act.

Risks Related to the Warrants

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value if the price of our common stock does not exceed the price of the warrants during the period in which the warrants are exercisable.

The warrants to be issued to purchasers in the offering, which have an exercise price of $1.55 per share, will terminate five years after the date the warrants first become exercisable.  In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Risks Related to Our Common Stock

You may experience dilution of your ownership interests because of the future issuance of additional shares of the common stock.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. We may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our board of directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation.  The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

There are a substantial number of shares of our common stock eligible for future sale in the public market. The sale of these shares could cause the market price of our common stock to fall. Any future equity issuances by us may have dilutive and other effects on our existing stockholders.

As of June 30, 2010, there were approximately 34.0 million shares of our common stock outstanding, and in addition, security holders held options, warrants, convertible notes or other convertible securities, which, if vested, exercised or converted, would obligate us to issue up to approximately 11.2 million additional shares of common stock.  A substantial number of those shares, when we issue them upon exercise or conversion, will be available for immediate resale in the public market.  In addition, we have registered for resale on Forms S-1 approximately 13.4 million shares of our common stock in connection with our prior financings.  The market price of our common stock could fall as a result of sales of any of these shares of common stock due to the increased number of shares available for sale in the market.

We primarily have financed our operations, and we anticipate that we will have to finance a large portion of our operating cash requirements, by issuing and selling our common stock or securities convertible into or exercisable for shares of our common stock.  We have a shelf registration statement, which subject to certain limitations, permits us to sell up to $25 million of our securities, some or all of which may be shares of our common stock or securities convertible into or exercisable for shares of our common stock, and all of which would be available for resale in the market. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and may have a dilutive impact on our existing stockholders. These issuances or other dilutive issuances also would cause our net income, if any, per share to decrease in future periods. As a result, the market price of our common stock could decrease.

In addition, two of our former executive officers who held a substantial number of shares of our common stock had entered into lock-up agreements with our us which prohibited them from selling in open market or otherwise on each trading day more than 20% of the average daily volume of shares of our common stock traded over the counter or on any stock market, as the case may be, during the three month period from September 1, 2009 through November 30, 2009.  This lock-up expired on June 17, 2010, and as of June 30, 2010, approximately 846,000 shares, or 2.5% of our outstanding common stock as of June 30, 2010, were available for sale by the former executive officers into the market subject to no volume restrictions by us. The market price of our common stock could decline as a result of increased sales by the former executive officers as a result of the lifting of these lockup restrictions, or the perception that these sales could occur.

Our common stock has a limited bid history and the price of our common stock has been and likely will continue to be volatile, and as a result, purchasers of our common stock could incur substantial losses.

Our common stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “WGBS.OB.” Prior to the closing of the Merger, there was no bid history for our common stock and there is no assurance that a regular trading market will develop or, if developed, will be sustained. We may never be able to satisfy the qualitative or quantitative listing requirements for our Common Stock to be listed on an exchange. These factors may severely limit the liquidity of our common stock, and may likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

Since our common stock was first quoted on the OTC Bulletin Board on June 6, 2007 through June 30, 2010, the closing price of our common stock has ranged from a low of $0.60 to a high of $3.00. It is likely that the price of our common stock will continue to fluctuate in the future. The securities of small capitalization, biotechnology companies, including our company, from time to time experience significant price fluctuations, often unrelated to the operating performance of these companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including:

Our stock price is likely to be highly volatile. The stock market in general, and in particular both the penny stock market and the market for clean technology companies, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the initial offering price. The market price for our common stock may be influenced by many factors, including:

•	general economic and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors;

•	changes in the market valuations of similar companies;

•	the success of our development efforts and alpha and beta tests;

•	announcements by our collaborators with respect to alpha and beta test results;

•	the success of our efforts to acquire or in-license additional products or advanced materials;

•	developments concerning our collaborations and partnerships, including but not limited to those with our commercialization partners;

•	actual or anticipated variations in our quarterly operating results;

•	announcements of technological innovations by us, our collaborators or our competitors;

•	new products or services introduced or announced by us, our commercialization partners or our competitors and the timing of these introductions or announcements;

•	actual or anticipated changes in earnings estimates or recommendations by securities analysts;

•	conditions or trends in the clean technology and alternative energy industries;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	sales of common stock or other securities by us or our stockholders in the future;

•	additions or departures of key technical or management personnel;

•	disputes or other developments relating to intellectual property and proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies; and

•	trading volume of our common stock.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially.

Our common stock may be considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share and therefore is designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose some information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the common stock and may affect the ability of investors to sell their shares. These regulations may likely have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock. In addition, since the common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the common stock and may experience a lack of buyers to purchase our stock or a lack of market makers to support the stock price.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock, par value $0.001 per share, of which 33,962,394 shares were issued and outstanding as of June 30, 2010, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. The preferred stock will have preferences and rights as may be determined by our board of directors at the time of issuance. Specifically, our board of directors has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing stockholders. In addition, as of June 30, 2010, we have outstanding options to purchase an aggregate of 4,770,559 shares of our common stock and warrants to purchase an aggregate of 6,424,209 shares of our common stock. The future exercise of these options and warrants will subject our existing stockholders to experience dilution of their ownership interests. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any additional shares of our common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are then traded.

Certain provisions in our charter documents and Nevada law may inhibit potential acquisition bids for us and prevent changes in our management.

Our articles of incorporation and bylaws contain provisions that could discourage, delay or prevent a change of control of our company or changes in management that our stockholders might deem advantageous. Specific provisions in our charter documents include:

•	our ability to issue preferred stock with terms that the Board of Directors may determine, without stockholder approval;

•	our Board of Directors’ ability to increase the number of directors and to fill resulting vacancies between stockholder meetings; and

•	limitations on convening stockholder meetings.

As a result of these and other provisions in our charter documents, the price investors may be willing to pay in the future for shares of our common stock may be limited.

In addition, we may be subject to Nevada’s control share laws, which focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise certain proportions of the voting power of the Company in the election of directors, with the effect that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.

Further, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance.  An interested stockholder is any person who is: (a) the beneficial owner of 10% or more of the voting power, or (b) an affiliate or associate of the Company and at any time within the previous three years was the beneficial owner of 10% or more of the voting power.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein, may contain forward-looking statements. Except for the historical information contained in the discussion of the business and the discussion and analysis of financial condition and results of operations, the matters discussed herein and therein are forward looking statements. These forward looking statements include but are not limited to the Company’s plans for sales growth and expectations of gross margin, expenses, new product introduction, and the Company’s liquidity and capital needs. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties described in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include consumer trends, business cycles, scientific developments, changes in governmental policy and regulation, currency fluctuations, economic trends in the United States and inflation. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $7,000,000 million after deducting the fees for the placement agents (excluding the cost of the warrants issued to the placement agents or their designees), as described in “Plan of Distribution,” and other estimated offering expenses payable by us, which include legal, accounting, filing fee and various other fees and expenses associated with registering the securities and listing the common stock, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including, without limitation, research and development, marketing and sales and for working capital.

As we complete SmartChip System development, move toward commercialization and grow our business, we will need to hire additional qualified personnel with expertise in specific industries and areas applicable to the products developed through our technologies, in the fields of molecular biology, chemistry, biological information processing, sales, marketing and technical support, as well additional personnel in management, finance, accounting and other corporate areas.  We intend to allocate a portion of the total amounts shown above to hire additional personnel as needed.

The amounts and allocations represent our best estimate based on current conditions and assumptions as to anticipated levels of cost among the included categories. Although no material changes are presently contemplated in the proposed uses, such uses may be changed by reason of business conditions existing at the time of expenditure.  The amount of our actual expenditures will depend upon numerous factors and may vary substantially from these estimates.  We may find it necessary or advisable to reallocate the net proceeds within the above-described uses or for other purposes.

The length of time in which the proceeds of this offering will support our operations is dependent on the realization of anticipated revenues from product sales.  To the extent these revenues are not realized by us as anticipated, we may require additional financing until such revenues are realized.  We have no firm commitments for any such additional financing.

Pending use of proceeds from the offering as described above or otherwise, we intend to invest the net proceeds in short-term, interest-bearing investment grade securities.  As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

Dilution is the amount by which the price per share of common stock paid by investors acquiring Units in this offering exceeds the pro forma net tangible book value per share of common stock immediately after closing of the offering. The pro forma net tangible book value per share of common stock represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of common stock outstanding.

The net tangible book value of our common stock as of March 31, 2010 was $(5,466,114), or $(0.16) per share.

Assuming the sale of 6,250,000 units in this offering, after giving effect to the issuance of 6,250,000 shares of common stock to investors purchasing units, assuming an offering price of $1.20 per unit, and after deducting estimated offering expenses and the derivative liability of newly issued warrants, the adjusted net tangible book value as of March 31, 2010 would be $(1,483,886), or $(0.04) per share.  This represents an immediate increase in net tangible book value to existing stockholders of $0.20 per share.

The purchase price paid in this offering will significantly exceed the net tangible book value per share.  Accordingly, new investors who purchase units in this offering will suffer an immediate dilution of their investment in the shares of common stock underlying such purchase.

The following table illustrates this per share dilution:

Public offering price per unit		$1.20
Net tangible book value per share as of March 31, 2010	$(0.16)
Increase in net tangible book value per share attributable to this offering	0.20
Pro forma net tangible book value per share as of March 31, 2010, after giving effect to this offering		(0.04)
Dilution in net tangible book value per share to new investors in this offering		$1.16

The calculations set forth above are unaudited, pro forma calculations that have been derived from our unaudited condensed consolidated financial statements as of March 31, 2010, as filed with the SEC in our Form 10-Q for the quarter ended March 31, 2010.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 6,250,000 shares of our common stock and warrants to purchase 3,125,000 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of those warrants).  Purchasers will receive warrants to purchase 0.50 shares of common stock at an exercise price of $1.55 per whole share for each share of common stock they purchase in this offering.  The shares of common stock and warrants are immediately separable and will be issued separately.  This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that we may offer under this prospectus.  For the complete terms of our common stock, please refer to our articles of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus. Copies of our articles of incorporation and bylaws are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”  The terms of our common stock also may be affected by Nevada law.

Authorized Common Stock.  We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share.

Dividends.  Subject to provisions of the Nevada Revised Statutes (“NRS”), and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.

Voting rights.  Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Liquidation.  If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights.  The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Listing.  Our common stock is traded on the OTC Bulletin Board under the symbol “WGBS.OB.”

Transfer Agent and Registrar.  The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent address is 17 Battery Place, 8th Fl., New York, NY 10004, and its telephone number is (212) 845-3212.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. A form of the warrants is being filed as an exhibit to our current report on Form 8-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of the warrants.

Term; Exercise Price and Exercisability.  The warrants to be issued to purchasers in this offering represent the rights to purchase up 3,125,000 shares of our common stock at an exercise price of $1.55 per share. Each warrant will be exercisable for a period of five years commencing immediately.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Manner of Exercise.  Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock.  We provide certain buy-in rights to a holder if we fail to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

•
pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•
at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of common stock.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the daily volume weighted average price for the shares of our common stock on the trading day immediately prior to the date of exercise and the applicable exercise price of the warrants.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock, (4) we effect any reclassification or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock (or the occurrence of any analogous proceeding) affecting our company each, a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the warrant.

In the event of certain Fundamental Transactions, the holders of the warrants will be entitled to receive, in lieu of our common stock and at the holders’ option, cash in an amount equal to the value of the remaining unexercised portion of the warrant on the date of the transaction determined using Black-Scholes option pricing model obtained from the "OV" function on Bloomberg, L.P. with an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT by Bloomberg L.P. as of the trading day immediately following the public announcement of the transaction.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.  If the holders of our common stock shall have received or become entitled to receive, without payment therefor, (1) common stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for our common stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, (2) any cash paid or payable otherwise than as a cash dividend; or (3) common stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then and in each such case, the holder of the warrants  will, upon the exercise of the warrant, be entitled to receive, in addition to the number of shares of our common stock receivable thereupon, and without payment of any additional  consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such holder would hold on the date of such exercise had such holder been the holder of record of such common stock as of the date on which holders of common stock received or became entitled to receive such shares or all other additional stock and other securities and property.

Delivery of Certificates.  Upon the holder’s exercise of a warrant, we will promptly, but in no event later than three trading days after the exercise date (referred to as the “exercise share delivery date”), issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  We will provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•
if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if we authorize or approve, enter into any agreement contemplating, or solicit stockholder approval for any transaction that would be deemed a Fundamental Transaction as described above; or

•	a voluntary dissolution, liquidation or winding up of our company.

Additional Provisions.  We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of June 22, 2010, with Rodman & Renshaw, LLC as lead placement agent and Gilford Securities Incorporated as sub-placement agent, which we refer to as the placement agency agreement.   Subject to the terms and conditions contained in the placement agency agreement, Rodman & Renshaw, LLC and Gilford Securities Incorporated have agreed to act as our placement agents in connection with this offering.

The placement agents have agreed to use their reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.  We will enter into securities purchase agreements directly with the investors who purchase securities in this offering.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel.

We currently anticipate that the closing of this offering will take place on or about July 7, 2010. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

•	we will deliver the units to the investors.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

We will pay the placement agents an aggregate cash commission equal to 6.0% of the gross proceeds from the sale of the units in this offering, except units sold to certain investors.  Subject to compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110(f)(2)(D), we will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering in an amount equal to 0.8% of the aggregate offering proceeds. The placement agents also will receive warrants to purchase up to 375,000 shares of our common stock or 6% of the aggregate number of shares of common stock included in the units that are sold in the offering, except units sold to certain investors, with an exercise price of $1.50 per share (125% of the public offering price) and an expiration date of June 8, 2015 (the five year anniversary of the effective date of the registration statement).  Pursuant to FINRA Rule 5110(g), for a period of six months after the issuance date of the placement agent warrants, neither the placement agent warrants nor any shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by the holder of the placement agents’ warrant or related person do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In compliance with the guidelines of FINRA, the maximum consideration or discount to be received by the placement agent or any other FINRA member may not exceed 8% of the gross proceeds to us in this offering or any other offering in the United States.

The estimated offering expenses payable by us, in addition to the aggregate fee of $450,000 due to the placement agents, are approximately $50,000 which includes legal, accounting and filing fees various other fees and expenses associated with registering the securities and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7 million if the maximum number of units is sold.

The following table shows the per unit and total commissions we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fees	$0.072
Maximum offering total	$450,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

The securities owned by Rodman & Renshaw, LLC and Gilford Securities Incorporated may be offered and sold by them from time to time as market conditions permit, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.  These securities may be sold pursuant to this prospectus by one or more of the following methods, without limitation:

•	a block trade;

•	ordinary brokerage transactions and transactions in which the placement agents solicit purchasers; and

•	negotiated transactions between purchasers and either of the placement agents

When making sales of the securities, the placement agents may arrange for other brokers or dealers to participate.  These brokers or dealers may receive commissions or discounts from the placement agents in amounts to be negotiated.  Each such broker-dealer or agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  If the securities are sold through broker-dealers, the placement agents will be responsible for applicable discounts or commissions.  The placement agents also will pay any other expenses associated with the sale of our securities they acquire pursuant to the securities purchase agreement.  There is no current arrangement between the placement agents and any other broker or dealer or any other person with respect to the resale by the placement agents of any of the securities purchased directly by them.

Rodman & Renshaw, LLC and Gilford Securities Incorporated may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of our securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

As underwriters, the placement agents and any broker-dealer or agent acting on their behalf would be subject to liability under the federal securities laws and would be required to comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and, to the extent applicable, Regulation M under the Exchange Act. These rules and regulations may limit the timing of sales of our securities by the placement agents or any broker-dealer or agent. Under these rules and regulations, the placement agents and any broker-dealer or agent acting on their behalf:

•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers securities covered by this prospectus with the number of copies of this prospectus and any prospectus supplement that are required by each broker; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Prior to the offering by us to the placement agents described herein, Rodman & Renshaw, LLC beneficially owned an aggregate of 202,825 shares of our common stock which are issuable upon the exercise of warrants, and Gilford Securities Incorporated beneficially owned an aggregate of 79,934 shares of our common stock which are issuable upon the exercise of warrants

We have agreed to indemnify the placement agents and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement. We also have agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

From time to time in the ordinary course of business, the placement agents or their affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place with the placement agents.

A copy of the form of securities purchase agreement we entered into with the purchasers and the form of warrant will be included as exhibits to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The placement agents have informed us that they will not engage in over allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company.  We will act as transfer agent for the warrants being offered hereby.

Our common stock is traded on the OTC Bulletin Board under the symbol “WGBS.OB.”  The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market.

The purchase price per unit and the exercise price for the warrants were determined based on negotiations with the purchasers and discussions with the placement agents based on current market factors.

LEGAL MATTERS

McDonald Carano Wilson LLP, Reno, Nevada, will pass upon the validity of the securities offered hereby.  The placement agent is being represented in connection with this offering by Weinstein Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, have been audited by Rowbotham & Company LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 under the Securities Act of 1933, as amended that we filed with the SEC registering the securities that may be offered and sold under this prospectus supplement.  This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement and the accompanying prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.wafergen.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 22, 2010;

•	An amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the SEC on April 30, 2010;

•	An amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the SEC on May 12, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

•	Our Current Reports on Forms 8-K, filed with the SEC on May 12, 2010 and May 17, 2010;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•
The description of our capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 21, 2008, including any amendment or report filed for the purposes of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after: (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to WaferGen Bio-systems, Inc., Attn: Investor Relations, 7400 Paseo Padre Parkway, Fremont, CA 94555, or call (510) 651-4450.

 Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference into this prospectus supplement modifies or supersedes such statement.  Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

6,250,000 Shares of Common Stock and
Warrants to Purchase 3,125,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

July 1, 2010

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2010

PROSPECTUS
$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time, we may offer up to $25,000,000 of our common stock; preferred stock; debt securities; warrants or rights to purchase common stock, preferred stock or debt securities or any combination of these securities; and units consisting of common stock, preferred stock, debt securities or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities; and common stock upon conversion of preferred stock.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the OTC Bulletin Board under the symbol “WGBS.OB.”  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the OTC Bulletin Board or any securities market or other exchange of the securities covered by the applicable prospectus supplement. The closing price of our stock on May 21, 2010 was $1.60.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2010

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

When used in this prospectus, the terms “WBSI,” the “Company,” “we,” “our” and “us” refer to WaferGen Bio-systems, Inc., a Nevada corporation, and its wholly owned subsidiary, Wafergen, Inc., a Delaware corporation, taken as a whole, and also refer to the operations of Wafergen, Inc. prior to the May 31, 2007 merger, discussed below, which resulted in Wafergen, Inc. becoming a wholly owned subsidiary of ours. Hereinafter, Wafergen, Inc. is sometimes referred to as “WaferGen.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.wafergen.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 22, 2010;

•	An amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the SEC on April 30, 2010;

•	An amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the SEC on May 12, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

•	Our Current Reports on Forms 8-K, filed with the SEC on May 12, 2010 and May 17, 2010;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•
The description of our capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 21, 2008, including any amendment or report filed for the purposes of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after: (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to WaferGen Bio-systems, Inc., Attn: Investor Relations, 7400 Paseo Padre Parkway, Fremont, CA 94555, or call (510) 651-4450.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements included in this prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein), other than those that are historical, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may,” “assume” and “continue,” as well as variations of such words and similar expressions, also identify forward-looking statements. Forward-looking statements in this prospectus include, without limitation, statements regarding our intended uses of the proceeds of the securities offered hereby.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of (i) our Annual Report on Form 10-K for the year ended December 31, 2009, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, (iii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement, or (iv) any prospectus supplement to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

WAFERGEN BIO-SYSTEMS, INC.

Since beginning operations in 2003, we have been engaged in the development, manufacture and marketing of laboratory analytical instruments for gene expression, genotyping and stem-cell research for the life sciences and pharmaceutical drug discovery industries. Our products are aimed at professionals who perform genetic analysis and cell biology, primarily at pharmaceutical and biotech companies, academic and private research centers and diagnostics companies involved in biomarker research. Through our SmartChip Real Time Polymerase Chain Reaction System (“SmartChip System”) and SmartSlide™ Micro-incubation System (“SmartSlide™ System”) products, we are aiding professionals in re-defining performance standards with significant time and cost savings in the fields of pharmacogenomics and toxicogenomics.

WaferGen was incorporated in Delaware on October 22, 2002. On May 31, 2007, WaferGen merged with a subsidiary of WBSI, and became a wholly owned subsidiary of WBSI, which is continuing the business of WaferGen as a publicly traded company. In this prospectus, we refer to the merger and reorganization transactions consummated on May 31, 2007 as the “Merger.”  WBSI was incorporated under the laws of the State of Nevada on August 4, 2005 under the name Scuttlebutt Yachts, Inc. and changed its name to La Burbuja Cafe, Inc. on June 20, 2006 and to WaferGen Bio-systems, Inc. on January 31, 2007 in anticipation of the Merger with WaferGen. Our principal executive offices are located at 7400 Paseo Padre Parkway, Fremont, California 94555. The telephone number at our principal executive offices is (510) 651-4450. Our website address is www.wafergen.com. Information contained on our website is not deemed part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in amounts we will determine from time to time, with a total value of up to $25,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Debt Securities,” Description of Warrants,” “Description of Rights,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our articles of incorporation, as amended and restated, authorized 310,000,000 shares of capital stock, par value $0.001 per share, of which 300,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock, par value $0.001 per share.

Common Stock

Dividends

Subject to provisions of the Nevada Revised Statutes (“NRS”), and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.

 Voting rights

Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Liquidation

If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights

The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Preferred Stock

Shares of our preferred stock may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the SEC. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the maximum number of shares in the series and the distinctive designation;

•	voting rights, if any, of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement, document incorporated by reference or any free writing prospectus, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the common stock, and each holder of shares of our common stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder’s name on our books.

Liability and Indemnification of Directors and Officers

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the California General Corporation Law (“CGCL”) is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

We have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers of regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Effects of Provisions of Nevada State Law

In the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent address is 17 Battery Place, 8th Fl., New York, NY 10004, and its telephone number is (212) 845-3212. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Listing

Our common stock is traded on the OTC Bulletin Board under the symbol “WGBS.OB.”

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.”  Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of this prospectus, the term “the Company” refers only to WaferGen Bio-systems, Inc. and not to any of its subsidiaries.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will either be senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•
the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•
if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for any particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to add guarantees in respect of the debt securities of one or more series;

(l) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m) to provide for certificated securities in addition to or in place of global securities;

(n) to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b) default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as: (i) such failure is subject to cure; and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of the Company; and

(f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts.  The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.  The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports.  So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants.  Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which: (i) the debt securities are redeemable at the option of the Company; (ii) the holder of debt securities may cause the Company to repurchase such debt securities; or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that: (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”); and (ii) (1) the Company may omit to comply with the covenant described above under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” above and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” above shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to the trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “—Description of Debt Securities” and “—Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “—Description of Debt Securities,” “—Description of Capital Stock” and “—Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges comprise interest expense.

	Three
	Months
	Ended
	March 31,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
	(in thousands)

Pre-tax income (loss)	$(4,529)	$(10,620)	$(8,041)	$(5,958)	$(2,686)	$(1,494)

Fixed charges	$82	$257	$122	$236	$15	$43

Accretion on redeemable convertible preference shares in subsidiary	$66	$178	$38	$—	$—	$—

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

Deficiency of earnings to fixed charges	$4,595	$10,798	$8,079	$5,958	$2,686	$1,494

(1)	These ratios are based solely on historical financial information, and no pro forma adjustments have been made. The Company has never generated earnings to cover fixed charges.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the OTC Bulletin Board or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

  We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

McDonald Carano Wilson LLP, Reno, Nevada, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Rowbotham & Company LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

, 2010